Exhibit 3.1

Execution version

ORIENTAL FINANCIAL GROUP INC.

CERTIFICATE OF DESIGNATIONS

Pursuant to Section 5.01 of the

General Corporation Law

of the Commonwealth of Puerto Rico

8.750% NON-CUMULATIVE

CONVERTIBLE PERPETUAL PREFERRED STOCK, SERIES C

($1.00 par value per share)

Pursuant to Article 5.01 of the General Corporation Law of the Commonwealth of Puerto Rico, the undersigned, Carlos O. Souffront, as Secretary of the Board of Directors of Oriental Financial Group Inc., a financial holding company and corporation organized in the Commonwealth of Puerto Rico (the “Corporation”), HEREBY CERTIFIES that, pursuant to the authority conferred upon the Board of Directors (the “Board of Directors”) by the Corporation’s Certificate of Incorporation, as amended, and resolutions duly adopted by the Board of Directors on June 20, 2012, creating a committee thereof known as the “Pricing Committee,” the Pricing Committee on June 27, 2012 duly adopted the following resolutions creating a series of 84,000 shares of preferred stock designated as the “8.750% Non-Cumulative Convertible Perpetual Preferred Stock, Series C,” and that such resolutions have not been modified or rescinded and remain in full force and effect:

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation and delegated to the Pricing Committee in accordance with the provisions of the Corporation’s Certificate of Incorporation, as amended, the Series C Preferred Stock of the Corporation be and it hereby is created;

FURTHER RESOLVED, that the Pricing Committee designated by the Board of Directors has determined that the preferences and relative, participating, optional or other special rights of the Series C Preferred Stock, and the qualifications, limitations or restrictions thereof, as stated and expressed herein, are under the circumstances prevailing on the date hereof fair and equitable to all the existing stockholders of the Corporation; and

FURTHER RESOLVED, that the designation and amount of such series and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such Series C Preferred Stock, and the qualifications, limitations or restrictions thereof are as follows:

8.750% NON-CUMULATIVE CONVERTIBLE

PERPETUAL PREFERRED STOCK, SERIES C

Section 1. Designation of Series and Number of Shares. The shares of such series of preferred stock shall be designated “8.750% Non-Cumulative Convertible Perpetual Preferred Stock, Series C” (the “Series C Preferred Stock”), and the authorized number of shares that shall constitute such series shall be 84,000 shares, which may be decreased (but not below the number of shares of Series C Preferred Stock then issued and outstanding) from time to time by the

Board of Directors. Shares of outstanding Series C Preferred Stock that are purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of preferred stock of the Corporation undesignated as to series. The par value of the Series C Preferred Stock shall be $1.00 per share, and the liquidation preference shall be $1,000 per share.

Section 2. Ranking. The Series C Preferred Stock will rank, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (1) on a parity with the Series A Preferred Stock, the Series B Preferred Stock and each class or series of capital stock the Corporation may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Series C Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of the Corporation (collectively, the “Parity Securities”), (2) senior to Common Stock and each other class or series of capital stock the Corporation may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series C Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of the Corporation (the “Junior Securities”), and (3) junior to any other equity securities the Corporation may issue from time to time (subject to compliance with the provisions of Section 16 below), the terms of which expressly provide that such equity security rank senior to the Series C Preferred Stock with respect to either or both the payment of dividends or the distribution of assets on any liquidation, dissolution or winding-up of the Corporation. For this purpose, the term “equity securities” does not include debt securities convertible into or exchangeable for capital stock. The Corporation has the power to authorize and/or issue additional shares or classes or series of Junior Securities or Parity Securities without the consent of the Holders.

Section 3. Definitions. As used herein with respect to the Series C Preferred Stock:

(a) “Acquisition Agreement” means that certain Acquisition Agreement, dated June 28, 2012, between the Corporation and BBVA.

(b) “Acquisition Closing” means the consummation of the acquisition of certain assets from BBVA pursuant to the Acquisition Agreement.

(c) “Additional Shares” has the meaning set forth in Section 11(b).

(d) “Affiliate” has the meaning set forth in Rule 144.

(e) “Agent Members” has the meaning set forth in Section 21(a)(ii).

(f) “Applicable Conversion Price” at any given time means the price equal to $1,000 divided by the Applicable Conversion Rate in effect at such time; provided, however, that the initial Applicable Conversion Price shall be $11.7675.

(g) “Applicable Conversion Rate” means the Conversion Rate in effect at any given time.

(h) “Base Price” has the meaning set forth in Section 12(a).

(i) “Basel III” means the agreements reached by the Basel Committee on Banking Supervision in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems”.

(j) “Basel III NPR” means the notice of proposed rulemaking issued by the Office of the Comptroller of the Currency (OCC-2012-0008, RIN 1557-AD46), the Board of Governors of the Federal Reserve System, and the Federal Deposit Insurance Corporation (RIN 3064-AD95), approved by the Board of Governors of the Federal Reserve System on June 7, 2012, that would revise capital requirements for U.S. banking organizations consistent with Basel III (as such proposed rule may be amended or revised upon issuance of a final rule or thereafter).

(k) “BBVA” means Banco Bilbao Vizcaya Argentaria, S.A., a limited liability company (a “sociedad anónima” or S.A.) organized in Spain.

(l) “Board of Directors” means the board of directors of the Corporation or any committee thereof duly authorized to act on behalf of such board of directors.

(m) “Business Day” means any day that is not Saturday or Sunday and that, in New York City or in San Juan, Puerto Rico, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

(n) “Cash Settlement” has the meaning set forth in Section 9(f).

(o) “Certificate of Designations” means this Certificate of Designations relating to the Series C Preferred Stock, as it may be amended from time to time.

(p) “Certificate of Incorporation” means the Certificate of Incorporation of the Corporation, as amended.

(q) “Certificated Security” has the meaning set forth in Section 21(a)(iii).

(r) “Closing Price” of the Common Stock (or other relevant capital stock or equity interest) on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock (or other relevant capital stock or equity interest) on the New York Stock Exchange on such date. If the Common Stock (or other relevant capital stock or equity interest) is not traded on the New York Stock Exchange on any date of determination, the Closing Price of the Common Stock (or other relevant capital stock or equity interest) on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or if the Common Stock (or other relevant capital stock or equity interest) is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock (or other relevant capital stock or equity interest) in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization, or, if that bid price is not available, the market price of the

Common Stock (or other relevant capital stock or equity interest) on that date as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

For purposes of this Certificate of Designations, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock (or other relevant capital stock or equity interest) on the New York Stock Exchange shall be such closing sale price and last reported sale price as reflected on the website of the New York Stock Exchange (http://www.nyse.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of the New York Stock Exchange and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of the New York Stock Exchange shall govern. If a Reorganization Event has occurred and (1) the Reference Property consists only of shares of common stock, the “Closing Price” shall be based on the closing price per share of such common stock; (2) the Reference Property consists only of cash, the “Closing Price” shall be the cash amount paid per share; and (3) the Reference Property consists of securities, cash and/or other property, the “Closing Price” shall be based on the sum, as applicable, of (x) the closing price of such common stock, (y) the cash amount paid per share and (z) the value (as determined by the Board of Directors from time to time) of any other securities or property paid to the holders of the Common Stock in connection with the Reorganization Event.

(s) “Combination Settlement” has the meaning set forth in Section 9(f).

(t) “Common Stock” means the Corporation’s common stock, par value $1.00 per share, provided that to the extent the Corporation is a party to a merger, consolidation or other transaction pursuant to which the Common Stock is converted or exchanged for other securities, “Common Stock” shall be deemed to refer to such other securities for all purposes hereof.

(u) “Common Stock Certificate” has the meaning set forth in Section 21(b)

(v) “Conversion Agent” shall mean the Transfer Agent acting in its capacity as conversion agent for the Series C Preferred Stock, and its successors or assigns.

(w) “Conversion Date” has the meaning set forth in Section 9(e)(ii).

(x) “Conversion Obligation” has the meaning set forth in Section 8.

(y) “Conversion Rate” means for each share of Series C Preferred Stock, 84.9798 shares of Common Stock, subject to adjustment as set forth herein.

(z) “Corporation” means Oriental Financial Group Inc., a financial holding company and corporation organized in the Commonwealth of Puerto Rico.

(aa) “Current Market Price” means, on any date, the average of the daily Closing Prices per share of the Common Stock or other securities on each of the 10 consecutive Trading Days preceding the earlier of the day before the date in question and the day before the Ex-Date with respect to the issuance or distribution requiring such computation.

(bb) “Daily Conversion Value” means, for each of the 40 consecutive Trading Days during the Observation Period, 2.5% of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP on such Trading Day.

(cc) “Daily Measurement Value” means the Specified Dollar Amount divided by 40.

(dd) “Daily Settlement Amount,” for each of the 40 consecutive Trading Days during the Observation Period, shall consist of:

(i) cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and

(ii) if the Daily Conversion Value exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

(ee) “Daily VWAP” means, for each of the 40 consecutive Trading Days during the applicable Observation Period, the per share volume-weighted average price of the Common Stock on the New York Stock Exchange as displayed under the heading “Bloomberg VWAP” on Bloomberg page “OFG <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined by the Board of Directors in a commercially reasonable manner, using a volume-weighted average method). The “Daily VWAP” shall be determined without regard to afterhours trading or any other trading outside of the regular trading session trading hours.

(ff) “Depositary” means DTC or its nominee or any successor depositary appointed by the Corporation.

(gg) “Distributed Property” has the meaning set forth in Section 14(a)(iv).

(hh) “Dividend Payment Date” has the meaning set forth in Section 4(b).

(ii) “Dividend Period” has the meaning set forth in Section 4(b).

(jj) “Dividend Threshold Amount” has the meaning set forth in Section 14(a)(v).

(kk) “DTC” means The Depository Trust Company and its successors or assigns.

(ll) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(mm) “Ex-Date,” when used with respect to any issuance or distribution, means the first date on which the Common Stock or other securities trade without the right to receive the issuance or distribution.

(nn) “Federal Reserve” means the Federal Reserve, the central bank of the United States.

(oo) “Fundamental Change” shall be deemed to have occurred if the Corporation consolidates with or merges with or into any Person or conveys, transfers, sells or otherwise disposes of or leases all or substantially all of its property and assets to any Person, or any Person consolidates with or merges into or with the Corporation, in any such event pursuant to a transaction in which the Corporation’s outstanding voting shares are changed into or exchanged for cash, securities or other property, other than any such transaction where the Corporation’s outstanding voting shares are not changed or exchanged at all (except to the extent necessary to reflect a change in the Corporation’s jurisdiction of formation); provided, however that a Fundamental Change will not be deemed to have occurred if at least 90% of the consideration received by holders of the Common Stock in the transaction or transactions, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, consists of shares of common stock or American Depositary Receipts in respect of common stock that are listed on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or will be so listed when issued or exchanged in connection with such transaction or transactions.

Additionally, if the Corporation elects to and does obtain shareholder approval to allow it to issue shares of Common Stock upon conversion in excess of the limitations set forth in Sections 312.03(c)(1) and (c)(2) of the NYSE Listed Company Manual, on and after the date on which the Corporation obtains shareholder approval, the occurrence of either of the events described in clause 1 and 2 of the definition of “Specified Corporate Events” shall no longer constitute a Specified Corporate Event and shall instead constitute a Fundamental Change.

(pp) “Fundamental Change Conversion” has the meaning set forth in Section 11(a).

(qq) “Fundamental Change Conversion Period” has the meaning set forth in Section 11(a).

(rr) “Fundamental Change Effective Date” has the meaning set forth in Section 11(a).

(ss) “Fundamental Change Stock Price” means the consideration paid per share of Common Stock in a Fundamental Change. If such consideration consists only of cash, the Fundamental Change Stock Price shall equal the amount of cash paid per share of Common Stock. Otherwise, the Fundamental Change Stock Price shall be the average of the Closing Prices per share of Common Stock on each of the 10 consecutive Trading Days up to, but not including, the Fundamental Change Effective Date.

(tt) “Global Security” has the meaning set forth in Section 21(a)(i).

(uu) “Holder” means the Person in whose name the shares of the Series C Preferred Stock are registered, which may be treated by the Corporation, Transfer Agent, Registrar, paying agent and Conversion Agent as the absolute owner of the shares of Series C Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

(vv) “Initial Conversion Value” means $888.8889.

(ww) “Issue Date” means the date on which shares of the Series C Preferred Stock are first issued.

(xx) “Junior Securities” has the meaning set forth in Section 2.

(yy) “Mandatory Conversion Date” has the meaning set forth in Section 10(c).

(zz) “Market Disruption Event” means (a) a failure by the Relevant Stock Exchange to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

(aaa) “Notice of Mandatory Conversion” has the meaning set forth in Section 10(c).

(bbb) “Observation Period” with respect to any shares of Series C Preferred Stock surrendered for conversion means: (i) subject to clauses (ii) and (iii), the 40 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date; (ii) if the relevant Conversion Date occurs on or after the date of the Corporation’s issuance of a Redemption Notice with respect to the Series C Preferred Stock pursuant to Section 7(b) and prior to the relevant Redemption Date, the 40 consecutive Trading Days beginning on, and including, the 42nd Scheduled Trading Day immediately preceding such Redemption Date; and (iii) if the shares are being converted pursuant to a Notice of Mandatory Conversion, the 40 consecutive Trading Day period beginning on, and including, the 42nd Scheduled Trading Day immediately preceding the Mandatory Conversion Date.

(ccc) “Officer” means the President, the Chief Executive Officer, the Chief Operating Officer, any Senior Executive Vice President, any Executive Vice President, any Senior Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Corporation.

(ddd) “Officer’s Certificate” means a certificate of the Corporation, signed by any duly authorized Officer of the Corporation.

(eee) “Optional Redemption” has the meaning set forth in Section 7(a).

(fff) “Parity Securities” has the meaning set forth in Section 2.

(ggg) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(hhh) “Physical Settlement” has the meaning set forth in Section 9(f).

(iii) “QIB” has the meaning set forth in Section 21(c)(i).

(jjj) “Record Date” has the meaning set forth in Section 4(b).

(kkk) “Redemption Conversion Value” means, with respect to any Redemption Date, the sum of the Daily Conversion Values for each Trading Day in the Observation Period that would apply to a conversion of Series C Preferred Stock on or after the Corporation’s issuance of the relevant Redemption Notice and prior to such Redemption Date.

(lll) “Redemption Date” has the meaning set forth in Section 7(b).

(mmm) “Redemption Notice” has the meaning set forth in Section 7(b).

(nnn) “Redemption Price” has the meaning set forth in Section 7(a).

(ooo) “Reference Price” means the price per share of Common Stock in connection with a Fundamental Change. If the holders of shares of Common Stock receive only cash in connection with the Fundamental Change described in the first paragraph of the definition thereof, the Reference Price shall be the cash amount paid per share. Otherwise the Reference Price shall be the average of the Closing Price per share of Common Stock on each of the 10 consecutive Trading Days up to, but not including, the effective date of the Fundamental Change.

(ppp) “Reference Property” has the meaning set forth in Section 15(a).

(qqq) “Registrar” shall mean the Transfer Agent acting in its capacity as registrar for the Series C Preferred Stock, and its successors or assigns or any other registrar duly appointed by the Corporation.

(rrr) “Regulation S” means Regulation S promulgated under the Securities Act.

(sss) “Regulatory Change” means (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or adopted after the initial issuance of any share of the Series C Preferred Stock; or (ii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of the Series C Preferred Stock, in the case of either clause (i) or clause (ii) above, in connection with or otherwise resulting from the adoption of the Basel III NPR, or otherwise in connection with the implementation by applicable U.S. bank regulatory authorities of the Basel III capital accord.

(ttt) “Relevant Stock Exchange” means The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, the principal other U.S.

national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then listed or admitted for trading.

(uuu) “Reorganization Event” has the meaning set forth in Section 15(a).

(vvv) “Resale Restriction Termination Date” has the meaning set forth in Section 21(c)(vi).

(www) “Rule 144” means Rule 144 under the Securities Act.

(xxx) “Rule 144A” means Rule 144A under the Securities Act.

(yyy) “Scheduled Trading Day” means a day that is scheduled to be a trading day on the Relevant Stock Exchange. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

(zzz) “SEC” means the United States Securities and Exchange Commission.

(aaaa) “Securities” means any security issued, authenticated and delivered under this Certificate of Designations, including any Global Security.

(bbbb) “Securities Act” means the Securities Act of 1933, as amended.

(cccc) “Series A Preferred Stock” means the Corporation’s 7.125% Non-Cumulative Monthly Income Preferred Stock, Series A.

(dddd) “Series B Preferred Stock” means the Corporation’s 7.0% Non-Cumulative Monthly Income Preferred Stock, Series B.

(eeee) “Series C Preferred Stock” has the meaning set forth in Section 1.

(ffff) “Settlement Amount” has the meaning set forth in Section 9(f)(v).

(gggg) “Settlement Method” means, with respect to any conversion of Series C Preferred Stock, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Corporation.

(hhhh) “Settlement Notice” means, with respect to any Conversion Date, a notice from the Corporation of the Settlement Method and, if applicable, the Specified Dollar Amount that will apply to conversions on such Conversion Date, delivered in accordance with Section 9(f)(iii).

(iiii) “Specified Corporate Event” shall mean any of the following events:

(1) the acquisition, directly or indirectly, by any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the aggregate voting power of the voting shares of the Corporation; or

(2) the Common Stock ceases to be listed on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors).

Notwithstanding the foregoing, on and after the date on which the Corporation receives shareholder approval to allow it to issue shares upon conversion in excess of the limitations set forth in Sections 312.03(c)(1) and (c)(2) of the NYSE Listed Company Manual, the occurrence of either of the events described in clauses 1 and 2 above shall no longer constitute a Specified Corporate Event and shall instead constitute a Fundamental Change.

(jjjj) “Specified Dollar Amount” means the maximum cash amount per share of Series C Preferred Stock to be received upon conversion as specified or deemed specified in the Settlement Notice related to any converted shares of Series C Preferred Stock.

(kkkk) “Tier 1 Capital” means Tier 1 Capital (or its equivalent) for purposes of the capital adequacy guidelines of Federal Reserve Regulation Y, 12 CFR 225 (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency).

(llll) “Trading Day” means (i) except for purposes of determining Settlement Amounts due upon conversion, a day on which trading in the Common Stock generally occurs on the Relevant Stock Exchange; provided that if the Common Stock is not so listed or traded, “Trading Day” means a Business Day, and (ii) for purposes of determining Settlement Amounts due upon conversion only, a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on the Relevant Stock Exchange; provided that if the Common Stock is not listed or admitted for trading on any securities exchange or other market, “Trading Day” means a Business Day.

(mmmm) “Transfer Agent” means American Stock Transfer & Trust Company, LLC acting as Transfer Agent, Registrar, paying agent and Conversion Agent for the Series C Preferred Stock, and its successors or assigns, including any successor transfer agent appointed by the Corporation.

(nnnn) “Unit of Reference Property” has the meaning set forth in Section 15(a).

(oooo) “Unrestricted Stock CUSIP” has the meaning set forth in Section 21(b)(ii).

(pppp) “Valuation Period” has the meaning set forth in Section 14(a)(iv).

Section 4. Dividends.

(a) From and after the Issue Date, Holders shall be entitled to receive, when, as and if authorized and declared by the Board of Directors, out of legally available funds, on a non-cumulative basis, cash dividend’s in the amount determined as set forth in Section 4(c), and no more.

(b) Subject to Section 4(a), dividends shall be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (each, a “Dividend Payment Date”)

commencing on October 15, 2012. Each dividend will be payable to Holders of record as they appear in the stock register of the Corporation at the close of business on the first day of the month, whether or not a Business Day, in which the relevant Dividend Payment Date occurs (each, a “Record Date”). Each period from and including a Dividend Payment Date (or the date of the issuance of the Series C Preferred Stock) to but excluding the following Dividend Payment Date is herein referred to as a “Dividend Period.”

(c) Dividends, if, when and as authorized and declared by the Board of Directors, will be payable, for each outstanding share of Series C Preferred Stock, at an annual rate of 8.750% on the $1,000 per share liquidation preference, subject to increase as provided in Section 13(a)(ii) and Section 19. Dividends payable for a Dividend Period will be computed on the basis of a 360-day year of twelve 30-day months. If a scheduled Dividend Payment Date falls on a day that is not a Business Day, the dividend will be paid on the next Business Day as if it were paid on the scheduled Dividend Payment Date, and no interest or other amount will accrue on the dividend so payable for the period from and after that Dividend Payment Date to the date the dividend is paid. No interest or sum of money in lieu of interest will be paid on any dividend payment on shares of Series C Preferred Stock paid later than the scheduled Dividend Payment Date.

(d) Dividends on the Series C Preferred Stock are non-cumulative. If the Board of Directors does not authorize and declare a dividend on the Series C Preferred Stock or if the Board of Directors authorizes and declares less than a full dividend in respect of any Dividend Period, the Holders will have no right to receive any dividend or a full dividend, as the case may be, for the Dividend Period, and the Corporation will have no obligation to pay a dividend or to pay full dividends for that Dividend Period, whether or not dividends are authorized, declared and paid for any future Dividend Period with respect to the Series C Preferred Stock or the Common Stock or any other class or series of the Corporation’s preferred stock.

(e) So long as any share of Series C Preferred Stock remains outstanding, (1) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Securities (other than a dividend payable solely in shares of Junior Securities) and (2) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (a) as a result of a reclassification of Junior Securities for or into other Junior Securities, (b) repurchases, redemptions or acquisitions in connection with any employment contract, benefit plan or similar arrangements with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan providing for the purchase of Junior Securities by shareholders of the Corporation from the Corporation, (c) through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Securities and (d) conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of Junior Securities), unless, in each case, the full dividends for the most recent Dividend Payment Date on all outstanding shares of Series C Preferred Stock and Parity Securities have been paid or declared and a sum sufficient for the payment thereof has been set aside.

Subject to the succeeding sentence, for so long as any shares of Series C Preferred Stock remain outstanding, no dividends shall be declared or paid or set aside for payment on any Parity

Securities for any period unless full dividends on all outstanding shares of Series C Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside for all outstanding shares of Series C Preferred Stock. To the extent the Corporation declares dividends for the then-current Dividend Period on the Series C Preferred Stock and on any Parity Securities but does not make full payment of such declared dividends, the Corporation shall allocate the dividend payments on a pro rata basis among the Holders of the shares of Series C Preferred Stock and the holders of any Parity Securities then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation shall allocate those payments so that the respective amounts of those payments for the then-current Dividend Period bear the same ratio to each other as all accrued and unpaid dividends per share on the Series C Preferred Stock and all Parity Securities bear to each other.

The Corporation is not obligated to pay Holders of the Series C Preferred Stock any dividend in excess of the dividends on the Series C Preferred Stock that are payable as described herein. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any Junior Securities from time to time out of any assets legally available therefor, and the shares of Series C Preferred Stock shall not be entitled to participate in any such dividend.

Notwithstanding the foregoing, if there occurs a Regulatory Change applicable to the Corporation that would, in the good faith determination of the Corporation, cause more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of Series C Preferred Stock then outstanding as Tier 1 Capital due to the provisions described in this paragraph (e), then such provisions shall not be applicable if as a result of such modification the Series C Preferred Stock would then qualify as Tier 1 Capital upon the closing of the Acquisition and thereafter. For the avoidance of doubt, provisions in this paragraph (e) shall be retained and reinstated (if applicable) to the maximum extent allowable under applicable regulatory guidelines that permit the Series C Preferred Stock to qualify as Tier 1 Capital. For so long as the Series C Preferred Stock is outstanding, the Corporation shall not establish any series of preferred stock, or issue any shares of preferred stock, with dividends payable on a cumulative basis.

Following the modification of any provisions described in this paragraph (e) as a result of a Regulatory Change applicable to the Corporation, the Corporation shall mail or electronically transmit to the Holders a notice briefly describing such modification. Any failure of the Corporation to mail or electronically transmit such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such modification.

(f) Payments of cash for dividends will be delivered to the Holder or, in the case of global certificates, through a book-entry transfer through DTC or any successor Depositary.

(g) If a Conversion Date on which a Holder elects to convert Series C Preferred Stock or the Mandatory Conversion Date is on or prior to the Record Date for any declared cash dividend for the Dividend Period, such Holder will not have the right to receive any declared cash dividends for that Dividend Period. If a Conversion Date on which a Holder elects to convert Series C Preferred Stock or the Mandatory Conversion Date is after the Record Date for any declared dividend and prior to the corresponding Dividend Payment Date, such Holder shall receive that cash dividend on the relevant Dividend Payment Date if such Holder was the Holder of record on the Record Date for that dividend. Notwithstanding the preceding sentence, whether or not such Holder was the Holder of record on the Record Date, if such Holder elects to convert Series C Preferred Stock after the Record Date for any declared dividend and prior to the corresponding Dividend Payment Date, such Holder must pay to the Conversion Agent upon conversion of the shares of Series C Preferred Stock an amount in cash equal to the full dividend to be paid on such Dividend Payment Date on the shares being converted, unless the shares of Series C Preferred Stock are converted pursuant to Section 10, Section 11, Section 12 or Section 13 or following the provision by the Corporation of a Redemption Notice pursuant to Section 7.

Section 5. Liquidation.

(a) In the event the Corporation voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled (subject to Section 2) to receive liquidating distributions in the amount of $1,000 per share of Series C Preferred Stock, plus an amount equal to any accrued and unpaid dividends, whether or not declared, for the Dividend Period during which the liquidation, dissolution or winding up occurs to and including the date of such liquidation, out of assets legally available for distribution to the Corporation’s shareholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities. After payment of the full amount of such liquidating distributions, the Holders will not be entitled to any further participation in any distribution of assets by, and shall have no right or claim to any remaining assets of, the Corporation.

(b) In the event the assets of the Corporation available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series C Preferred Stock and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c) The Corporation’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Corporation, or the sale of all or substantially all of the Corporation’s property or business will not constitute its liquidation, dissolution or winding-up.

Section 6. Maturity. The Series C Preferred Stock shall be perpetual unless converted or redeemed in accordance with this Certificate of Designations.

Section 7. Optional Redemption. Except as set forth below, the Series C Preferred Stock is not redeemable either at the Corporation’s option or at the option of Holders at any time.

(a) If the Acquisition Agreement terminates without the Acquisition Closing occurring, the Corporation may, subject to prior approval of the Federal Reserve if required under 12 CFR Section 225.4, redeem (an “Optional Redemption”) all, but not less than all, of the outstanding shares of Series C Preferred Stock for cash pursuant to a Redemption Notice provided (i) on or prior to July 28, 2013 if the Acquisition Agreement terminates without the Acquisition Closing occurring on or prior to June 28, 2013, or (ii) on or prior to the third Business Day after September 30, 2013, if the last day for consummation of the Acquisition has been extended in accordance with the Acquisition Agreement, at a redemption price (the “Redemption Price”) for each share of Series C Preferred Stock to be redeemed equal to the sum of (i) $1,010, (ii) accrued and unpaid dividends for the Dividend Period in which the Optional Redemption occurs (whether or not declared) and (iii) 85% of the excess, if any, of the Redemption Conversion Value over the Initial Conversion Value. The Series C Preferred Stock shall not be redeemable at the Corporation’s option under any other circumstances.

(b) In case the Corporation exercises its Optional Redemption right to redeem the Series C Preferred Stock pursuant to Section 7(a), it shall fix a date, which must be a Business Day, for redemption (a “Redemption Date”), and it shall provide or cause to be provided by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation and to the Conversion Agent a notice of such Optional Redemption (a “Redemption Notice”) and issue a press release for publication and make this information available on its website, if any, not less than 45 nor more than 60 Scheduled Trading Days prior to the Redemption Date.

(c) The Redemption Notice shall be conclusively presumed to have been duly given, whether or not the Holder of any share of Series C Preferred Stock receives such notice. In any case, failure to give such Redemption Notice or any defect in the Redemption Notice to the Holder of any share of Series C Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other share of Series C Preferred Stock.

(d) Each Redemption Notice shall be irrevocable and shall specify:

(i) the Redemption Date;

(ii) the manner of calculation of the Redemption Price;

(iii) that on the Redemption Date, the Redemption Price will become due and payable with respect to each such share of Series C Preferred Stock;

(iv) the place or places where such shares of Series C Preferred Stock are to be surrendered for payment of the Redemption Price;

(v) that Holders of Series C Preferred Stock may surrender their shares of Series C Preferred Stock for conversion at any time prior to the close of business on the Business Day immediately preceding the Redemption Date;

(vi) the procedures a converting Holder of Series C Preferred Stock must follow to convert its Series C Preferred Stock and the Settlement Method and Specified Dollar Amount, if applicable;

(vii) the Applicable Conversion Rate; and

(viii) the CUSIP, ISIN or other similar numbers, if any, assigned to such Series C Preferred Stock.

(e) If a Notice of Redemption has been duly given as provided in this Section 7 and if on or before the Redemption Date all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the Holders of the shares of Series C Preferred Stock called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share of Series C Preferred Stock so called for redemption has not been surrendered for cancellation, on and after the Redemption Date, unless the Corporation defaults in the payment of the Redemption Price, in which case such rights shall continue until the Redemption Price is paid and subject in such case to the right of the Holder to convert its Series C Preferred Stock, all shares of Series C Preferred Stock so called for redemption shall no longer be deemed outstanding on the Redemption Date, and all rights with respect to such shares shall forthwith on such Redemption Date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the Redemption Date shall, to the extent permitted by law, be released to the Corporation, after which time the Holders of the shares so called for redemption shall look only to the Corporation for payment of the Redemption Price of such shares. Shares of outstanding Series C Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation or converted into Common Stock of the Corporation shall be cancelled and shall revert to authorized but unissued shares of the Corporation’s preferred stock undesignated as to series.

Section 8. Right to Convert. Subject to the provisions of Section 9(e)(ii), each Holder shall have the right, at such Holder’s option, to convert all or any portion of such Holder’s Series C Preferred Stock into shares of Common Stock at the Applicable Conversion Rate per share of Series C Preferred Stock plus cash in lieu of fractional shares (subject to the settlement provisions of Section 9(f) (the “Conversion Obligation”); provided, however, that the Corporation shall have the right to elect to deliver cash or a combination of cash and shares of Common Stock in lieu of shares of Common Stock in accordance with the provisions of Section 9(f).

Section 9. Conversion Procedures.

(a) Effective immediately prior to the close of business on the Mandatory Conversion Date or any applicable Conversion Date, dividends shall no longer be authorized and declared on any converted shares of Series C Preferred Stock and such shares of Series C Preferred Stock shall cease to be outstanding, in each case, subject to the right of Holders to receive any authorized, declared and unpaid dividends on such shares to the extent provided in Section 4(g) and any other payments to which they are otherwise entitled pursuant to this Certificate of Designations.

(b) No allowance or adjustment, except pursuant to Section 14, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on the Mandatory Conversion Date or any applicable Conversion Date. Prior to the close of business on the Mandatory Conversion Date or any applicable Conversion

Date, shares of Common Stock issuable upon conversion of, or other securities issuable upon conversion of, any shares of Series C Preferred Stock shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding shares of Series C Preferred Stock.

(c) Shares of Series C Preferred Stock duly converted in accordance with this Certificate of Designations will be cancelled and revert to authorized but unissued shares of preferred stock of the Corporation undesignated as to series. The Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series C Preferred Stock, provided that the Corporation shall not take any such action if such action would reduce the authorized number of shares of Series C Preferred Stock below the number of shares of Series C Preferred Stock then outstanding.

(d) The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of Series C Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the close of business on the relevant Conversion Date (if the Corporation elects to satisfy the related Conversion Obligation by Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Corporation elects to satisfy the related Conversion Obligation by Combination Settlement), as the case may be. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series C Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation or, in the case of global certificates or uncertificated shares, through book-entry transfer through the Depositary.

(e) Conversion will occur on the Mandatory Conversion Date or any applicable Conversion Date as follows:

(i) On the Mandatory Conversion Date (or, if any Scheduled Trading Day during the 42 Scheduled Trading Day period beginning on and including the 42nd Scheduled Trading Day prior to the Mandatory Conversion Date is not a Trading Day, on the third Business Day immediately following the last Trading Day of the Observation Period), shares of Common Stock (and/or cash at the Corporation’s election pursuant to Section 9(f)) shall be issued to Holders or their designee upon presentation and surrender of the certificate evidencing the Series C Preferred Stock to the Conversion Agent, if shares of the Series C Preferred Stock are held in certificated form, and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes. If a Holder’s interest is a beneficial interest in a global certificate representing Series C Preferred Stock, a book-entry transfer through the Depositary will be made by the Conversion Agent upon compliance with the Depositary’s procedures for converting a beneficial interest in a global security.

(ii) On the date of any conversion at the option of a Holder pursuant to Section 8, Section 11, Section 12 or Section 13, if a Holder’s interest is in certificated form, a Holder must do each of the following in order to convert:

(A) complete and manually sign the conversion notice substantially in the form set forth in Exhibit B or in such other form provided by the Conversion Agent, or a facsimile of the conversion notice, and deliver this irrevocable notice to the Conversion Agent;

(B) surrender the shares of Series C Preferred Stock to the Conversion Agent;

(C) if required, furnish appropriate endorsements and transfer documents;

(D) if required, pay all transfer or similar taxes; and

(E) if required, pay funds equal to any authorized, declared and unpaid dividend payable on the next Dividend Payment Date to which such Holder is entitled.

If a Holder’s interest is a beneficial interest in a global certificate representing Series C Preferred Stock, in order to convert, such Holder must comply with paragraphs (C) through (E) of this clause (ii) and comply with the Depositary’s procedures for converting a beneficial interest in a global security. The date on which a Holder complies with the procedures in this clause (ii) is the “Conversion Date.”

(f) Subject to this Section 9(f), Section 10(c), Section 11(f), Section 12(c) and Section 15, upon conversion of any shares of Series C Preferred Stock, the Corporation shall pay or deliver, as the case may be, to the converting Holder of the Series C Preferred Stock, in respect of each share of Series C Preferred Stock, shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with Section 17 (“Physical Settlement”), cash (“Cash Settlement”), or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with Section 17 (“Combination Settlement”), at the Corporation’s election, as set forth in this Section 9(f); provided, however, that the Corporation’s ability to elect Cash Settlement or Combination Settlement shall be subject to the Corporation first obtaining all applicable regulatory approvals.

(i) All conversions occurring after the Corporation’s issuance of a Redemption Notice with respect to the Series C Preferred Stock and prior to the related Redemption Date shall be settled using the same Settlement Method.

(ii) Except for any conversions that occur after the Corporation’s issuance of a Redemption Notice with respect to the Series C Preferred Stock but prior to the related Redemption Date, the Corporation shall use the same Settlement Method for all conversions occurring on the same Conversion Date, but the Corporation shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates.

(iii) Subject to the immediately succeeding sentence, if, in respect of any Conversion Date, the Corporation elects a Settlement Method in respect of such Conversion Date, the Corporation shall deliver the relevant Settlement Notice to converting Holders of Series C Preferred Stock no later than the close of business on the Trading Day immediately following the relevant Conversion Date. In the case of any conversions occurring on or after the date of issuance of a Redemption Notice with respect to the Series C Preferred Stock and prior to the related Redemption Date, if the Corporation elects a Settlement Method, the Corporation shall notify Holders of the Series C Preferred Stock of the relevant Settlement Method in such Redemption Notice. If the Corporation does not elect a Settlement Method prior to the relevant deadline set forth in the two immediately preceding sentences, the Corporation shall no longer have the right to elect Cash Settlement or Combination Settlement, and the Corporation shall be deemed to have elected Physical Settlement. The Settlement Notice shall specify the relevant Settlement Method and, in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount. If the Corporation elects Combination Settlement, but does not timely notify converting Holders of the Specified Dollar Amount, such Specified Dollar Amount shall be deemed to be $1,000.

(iv) The Corporation shall pay or deliver, as the case may be, the consideration due (including any cash in lieu of fractional shares) in respect of the Conversion Obligation on the third Business Day immediately following the relevant Conversion Date, if the Corporation elects (or is deemed to have elected) Physical Settlement, or on the third Business Day immediately following the last Trading Day of the relevant Observation Period, in the case of any other Settlement Method (subject to the provisions of Section 10(c), Section 11(f), Section 12(c) and Section 15). If any shares of Common Stock are due to converting Holders of Series C Preferred Stock, the Corporation shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Corporation’s Conversion Obligation.

(v) The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of shares of Series C Preferred Stock (the “Settlement Amount”) shall be computed by the Corporation as follows:

(A) if the Corporation elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Corporation shall deliver to the converting Holder a number of shares of Common Stock equal to the product of the number of shares of Class C Preferred Stock to be converted and the Conversion Rate in effect on the Conversion Date;

(B) if the Corporation elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Corporation shall pay to the converting Holder in respect of each share of Series C Preferred Stock being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 40 consecutive Trading Days during the relevant Observation Period; and

(C) if the Corporation elects to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Corporation shall pay or deliver, as the case may be, to the converting Holder, in respect of each share of Series C Preferred Stock being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive Trading Days during the relevant Observation Period.

(vi) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Corporation promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of any fractional share, the Corporation shall notify the Conversion Agent of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash, if any payable in lieu of fractional shares of Common Stock. The Conversion Agent shall have no responsibility for any such determination.

Section 10. Mandatory Conversion at the Corporation’s Option.

(a) On or after July 15, 2017, the Corporation shall have the right, at its option, at any time or from time to time, to cause some or all of the Series C Preferred Stock to be converted into shares of Common Stock (subject to Section 9(f)) at the then Applicable Conversion Rate if, for 20 Trading Days within any period of 30 consecutive Trading Days ending on the Trading Day preceding the date on which the Corporation delivers a Notice of Mandatory Conversion, the Closing Price of the Common Stock exceeds 130% of the then Applicable Conversion Price of the Series C Preferred Stock.

(b) If the Corporation elects to cause less than all of the shares of Series C Preferred Stock to be converted under Section 10(a), the Conversion Agent shall select the Series C Preferred Stock to be converted by lot, on a pro rata basis or by another method the Conversion Agent considers fair and appropriate, including any method required by DTC or any successor Depositary. If the Conversion Agent selects a portion of a Holder’s Series C Preferred Stock for partial mandatory conversion and such Holder converts a portion of its shares of Series C Preferred Stock, the converted portion will be deemed to be from the portion selected for mandatory conversion under this Section 10.

(c) In order to exercise the mandatory conversion right described in this Section 10, the Corporation shall provide notice of such conversion by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation (such notice, a “Notice of Mandatory Conversion”) and issue a press release for publication and make this information available on its website, if any. The Conversion Date shall be a date selected by the Corporation (the “Mandatory Conversion Date”) and shall be no more than 60 and not less than 45 Scheduled Trading Days after the date on which the Corporation provides such Notice of Mandatory Conversion or issues such press release. In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion and press release shall state, as appropriate:

(i) the Mandatory Conversion Date;

(ii) the number of shares of Common Stock to be issued upon conversion of each share of Series C Preferred Stock or, if applicable, the Settlement Method and the Specified Dollar Amount, if applicable; and

(iii) the number of shares of Series C Preferred Stock to be converted.

Section 11. Adjustment to Conversion Rate Upon a Fundamental Change.

(a) Unless the Conversion Rate has already been adjusted as a result of the occurrence of a Specified Corporate Event pursuant to Section 13, in the event of a Fundamental Change, and to the extent a Holder converts its shares of Series C Preferred Stock (a “Fundamental Change Conversion”) during the period (the “Fundamental Change Conversion Period”) beginning on the effective date of the Fundamental Change (the “Fundamental Change Effective Date”) and ending on the date that is 30 days after the Fundamental Change Effective Date, the Corporation shall increase the Conversion Rate by a number of Additional Shares as set forth in Section 11(b).

(b) The number of “Additional Shares” shall be determined for the Series C Preferred Stock by reference to the table below for the applicable Fundamental Change Effective Date and the applicable Fundamental Change Stock Price:

	Fundamental Change Stock Price

Fundamental Change Effective Date	$10.46	$11.00	$11.77	$13.25	$15.30	$17.50	$22.50	$27.50	$32.50	$37.50
July 3, 2012	10.6225	10.6225	10.6225	10.6164	7.4543	5.1495	2.1276	0.6840	0.0534	0.0019
July 15, 2013	10.6225	10.6225	10.6225	9.8135	6.8030	4.6634	1.9116	0.6014	0.0382	0.0013
July 15, 2014	10.6225	10.6225	10.6225	8.7811	5.9300	3.9983	1.6162	0.4910	0.0201	0.0006
July 15, 2015	10.6225	10.6225	10.6225	7.4634	4.7481	3.0776	1.2156	0.3489	0.0002	0.0000
July 15, 2016	10.6225	10.6225	9.2752	5.7676	3.0871	1.7777	0.6919	0.1931	0.0000	0.0000
July 15, 2017, and after	10.6225	10.6225	8.4476	3.9448	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(i) If the exact Fundamental Change Stock Price or Fundamental Change Effective Date is not set forth on the table:

(A) if the Fundamental Change Stock Price is between two Fundamental Change Stock Price amounts on the table or the Fundamental Change Effective Dates are between two dates on the table, the number of Fundamental Change Shares will be determined by straight-line interpolation between the number of Fundamental Change Shares set forth for the higher and lower Fundamental Change Stock Price amounts and the two Fundamental Change Effective Dates, as applicable, based on a 365-day year;

(B) if the Fundamental Change Stock Price is in excess of $37.50 per share (subject to adjustment pursuant to clause (ii) below), no Additional Shares will be added to the Conversion Rate; and

(C) if the Fundamental Change Stock Price is less than $10.46 per share (subject to adjustment pursuant to clause (ii) below), no Additional Shares will be added to the Conversion Rate.

(ii) Fundamental Change Stock Prices set forth in the table above shall be adjusted as of any date the Conversion Rate is adjusted pursuant to Section 14. The adjusted Fundamental Change Stock Prices shall equal the Fundamental Change Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Fundamental Change Stock Prices adjustment and the denominator of which is the Conversion Rate as so adjusted. Each of the number of Additional Shares in the table shall also be subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.

(c) The Corporation shall send a written notice of the anticipated Fundamental Change Effective Date, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation and issue a press release for publication and make this information available on its website, if any, as soon as practicable after the Corporation first determines the anticipated Fundamental Change Effective Date. The Corporation shall use commercially reasonable efforts to make such determination in time to deliver such notice no later than 45 Scheduled Trading Days in advance of such anticipated Fundamental Change Effective Date, and will update the notice promptly if the anticipated Fundamental Change Effective Date subsequently changes. Such notice shall specify the anticipated Fundamental Change Effective Date and the anticipated date by which each Holder’s Fundamental Change conversion option must be exercised. In addition, if the Reference Price in connection with the Fundamental Change is above the Applicable Conversion Price (after giving effect to any Additional Shares described in this Section 11) on the Fundamental Change Effective Date, another written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation and issue a press release for publication and make this information available on its website, if any. Such notice shall contain:

(i) a statement to the effect that the Fundamental Change has been effected;

(ii) the date, which shall be 30 days after the Fundamental Change Effective Date, by which the Fundamental Change conversion right must be exercised;

(iii) the Conversion Rate and the number of Additional Shares that have been added to the Conversion Rate; and

(iv) the instructions a Holder must follow to exercise its conversion right in connection with such Fundamental Change.

(d) To exercise a Fundamental Change Conversion right, a Holder must, no later than 5:00 p.m., New York City time, on the date by which the Fundamental Change Conversion option must be exercised, comply with the procedures set forth in Section 9(e)(ii).

(e) If a Holder does not elect to exercise the Fundamental Change Conversion option pursuant to this Section 11, the shares of Series C Preferred Stock or successor securities held by it shall remain outstanding but the Conversion Rate shall not be increased by the Additional Shares following the Fundamental Change Conversion Period.

(f) Upon a Fundamental Change Conversion, the Conversion Agent shall, except as otherwise provided in the instructions provided by the Holder thereof in the written notice provided to the Corporation or its successor as set forth in Section 9(d), deliver to the Holder such cash, securities or other property as are issuable with respect to the shares of Series C Preferred Stock so converted. Notwithstanding the foregoing, if the Fundamental Change consists of a Fundamental Change described in the first paragraph of the definition thereof and the Reference Property is composed entirely of cash, for any conversion of Series C Preferred Stock following the Fundamental Change Effective Date, the Conversion Obligation shall be calculated based solely on the Fundamental Change Stock Price for the transaction and shall be deemed to be an amount of cash per converted share of Series C Preferred Stock equal to the Conversion Rate (including any adjustment for Additional Shares), multiplied by such Fundamental Change Stock Price. In such event, the Conversion Obligation shall be determined and paid to converting Holders of shares of Series C Preferred Stock in cash on the third Business Day following the relevant Conversion Date.

(g) In the event that a Fundamental Change Conversion is effected with respect to shares of Series C Preferred Stock or successor securities representing less than all the shares of Series C Preferred Stock or successor securities held by a Holder, upon such Fundamental Change Conversion, the Corporation or its successor shall execute and the Conversion Agent shall, unless otherwise instructed in writing, countersign and deliver to the Holder thereof, at the expense of the Corporation or its successors, a certificate evidencing the shares of Series C Preferred Stock or such successor securities held by the Holder as to which a Fundamental Change Conversion was not effected.

Section 12. Conversion upon Fundamental Change Where the Reference Price is Below the Applicable Conversion Price.

(a) If the Reference Price in connection with a Fundamental Change is less than the Applicable Conversion Price (after giving effect to any Additional Shares described in

Section 11), a Holder may convert each share of Series C Preferred Stock during the period beginning on the Fundamental Change Effective Date and ending on the date that is 30 days after the Fundamental Change Effective Date at an adjusted Applicable Conversion Price equal to the greater of (1) the Reference Price and (2) $5.23, subject to adjustment as described in Section 12(b) (the “Base Price”).

(b) The Base Price shall be adjusted as of any date the Conversion Rate of the Series C Preferred Stock is adjusted pursuant to Section 14. The adjusted Base Price shall equal the Base Price applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Conversion Rate adjustment and the denominator of which is the Conversion Rate as so adjusted. If the Reference Price is less than the Base Price, Holders shall receive a maximum of 191.2046 shares of Common Stock per share of Series C Preferred Stock, subject to adjustment.

(c) Notwithstanding anything to the contrary in Section 9(f), the Corporation shall be deemed to have elected Physical Settlement in connection with conversions pursuant to this Section 12; provided, however, that, in lieu of issuing Common Stock or Reference Property upon conversion in the event of a Fundamental Change, the Corporation may at its option, and if it obtains any necessary regulatory approval, pay an amount in cash (computed to the nearest cent) equal to the Reference Price for each share of Common Stock otherwise issuable upon conversion.

(d) If the Reference Price in connection with a Fundamental Change is less than the Applicable Conversion Price (after giving effect to any Additional Shares described in Section 11), on the Fundamental Change Effective Date, a written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation and issue a press release for publication and make this information available on its website, if any. Such notice shall contain:

(i) a statement to the effect that the Fundamental Change has been effected;

(ii) the date, which shall be 30 days after the Fundamental Change Effective Date, by which the Fundamental Change conversion right must be exercised;

(iii) the adjusted Applicable Conversion Price following the Fundamental Change Effective Date; and

(iv) the instructions a Holder must follow to exercise its conversion right in connection with such Fundamental Change.

(e) To exercise its conversion right upon a Fundamental Change, a Holder must, no later than 5:00 p.m., New York City time, on the date by which the conversion option upon the Fundamental Change must be exercised, comply with the procedures set forth in Section 9(e)(ii).

(f) If a Holder does not elect to exercise its conversion right upon a Fundamental Change pursuant to this Section 12, the shares of Series C Preferred Stock or successor securities held by it will remain outstanding but shall not be eligible for conversion at the Base Price in accordance with the provisions of this Section 12 following the date that is 30 days after the Fundamental Change Effective Date.

(g) Upon a conversion upon a Fundamental Change pursuant to this Section 12, the Conversion Agent shall, except as otherwise provided in the instructions provided by the Holder thereof in the written notice provided to the Corporation or its successor as set forth in Section 9(d), deliver to the Holder such cash, securities or other property as are issuable with respect to the shares of Series C Preferred Stock so converted.

(h) In the event that a conversion upon a Fundamental Change is effected with respect to shares of Series C Preferred Stock or successor securities representing less than all the shares of Series C Preferred Stock or successor securities held by a Holder, upon such conversion the Corporation or its successor shall execute and the Conversion Agent shall, unless otherwise instructed in writing, countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Series C Preferred Stock or such successor securities held by the Holder as to which a conversion upon a Fundamental Change was not effected.

Section 13. Adjustments Upon Specified Corporate Events

(a) Upon the occurrence of a Specified Corporate Event:

(i) Regardless of a Holder’s conversion decision with respect to its Series C Preferred Stock, and in addition to any increase in the per annum dividend rate for the Series C Preferred Stock provided for in Section 13(a)(ii) below, the Corporation shall increase the Conversion Rate for the Series C Preferred Stock by a number of Additional Shares determined by reference to the table set forth in Section 11(b) above, based on the date on which the Specified Corporate Event becomes effective (as if such date were a Fundamental Change Effective Date for purposes of determining the number of Additional Shares for purposes of this Section 13) and the average of the Closing Prices per share of the Common Stock on each of the 10 consecutive Trading Days ending on the Trading Day immediately preceding the effective date (as if such price were the Fundamental Change Stock Price for purposes of determining the number of Additional Share pursuant to this Section 13); provided, however, that if such price is less than $10.46 (subject to adjustment in the same manner as the Fundamental Change Stock Prices set forth in the first row of the table in Section 11(b) are adjustable), then it shall be deemed to be such amount, and upon conversion a Holder shall be entitled to receive Additional Shares as if the Closing Price were such amount. An adjustment to the Conversion Rate pursuant to this Section 13(a) shall occur no more than once while any Shares of Series C Preferred Stock are outstanding.

(ii) The dividend rate per annum of the Series C Preferred Stock shall increase on the date of such occurrence by an additional 3.0% (equivalent to the annual rate of $30.00 per share of the Series C Preferred Stock) and shall remain in effect thereafter; provided, however, such increased dividend rate shall apply only with respect to any Dividend Period (or portion thereof) in which the Closing Price of the Common Stock is below $10.46 (subject to adjustment in the same manner as the Fundamental Change Stock Prices set forth in the first row of the table in Section 11(b) are adjustable) for 20 Trading Days within the period of 30 consecutive Trading Days ending 15 Trading Days prior to the Record Date for such Dividend Period.

(b) On the effective date of a Specified Corporate Event, written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation of the occurrence of the Specified Corporate Event and the adjustments to the Conversion Rate and the dividend rate as a result thereof.

Section 14. Anti-Dilution Adjustments.

(a) The Conversion Rate shall be subject to the following adjustments:

(i) Stock Dividends and Distributions. If the Corporation pays dividends or other distributions on the Common Stock in shares of Common Stock, then the Conversion Rate in effect immediately prior to the Ex-Date for such dividend or distribution will be multiplied by the following fraction:

OS1
OS0

Where,

OS0	=	the number of shares of Common Stock outstanding immediately prior to Ex-Date for such dividend or distribution.

OS1	=	the sum of the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend or distribution.

Any adjustment made under this clause (i) shall become effective immediately after the open of business on the Ex-Date for such dividend or distribution. If any dividend or distribution described in this clause (i) is authorized and declared but not so paid or made, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Conversion Rate that would be in effect if such dividend or distribution had not been declared.

(ii) Subdivisions, Splits and Combination of the Common Stock. If the Corporation subdivides, splits or combines the shares of Common Stock, then the Conversion Rate in effect immediately prior to the effective date of such share subdivision, split or combination will be multiplied by the following fraction:

OS1
OS0

Where,

OS0	=	the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS1	=	the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

Any adjustment made under this clause (ii) shall become effective immediately after the open of business on the effective date for such subdivision, split or combination. If any subdivision, split or combination described in this clause (ii) is announced but the outstanding shares of Common Stock are not subdivided, split or combined, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Common Stock, to such Conversion Rate that would be in effect if such subdivision, split or combination had not been announced.

(iii) Issuance of Stock Purchase Rights. If the Corporation issues to all or substantially all holders of the shares of Common Stock rights, warrants or options (other than rights, warrants or options issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 days from the record date for such distribution to subscribe for or purchase the shares of Common Stock at less than the Current Market Price on the Trading Day immediately preceding the declaration date for such distribution, then the Conversion Rate in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

OS0 + X
OS0 + Y

Where,

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such distribution.

X =	the total number of shares of Common Stock issuable pursuant to such rights, warrants or options.

Y =	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, warrants or options divided by the Current Market Price on the Trading Day immediately preceding the Ex-Date for such distribution.

Any increase made under this clause (iii) shall be made successively whenever any such rights, warrants or options are issued and shall become effective immediately after the open of business on the Ex- Date for such issuance. In the event that such rights, warrants or options described in this clause (iii) are not so issued, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights, warrants or options, to the Conversion Rate that would then be in effect if such issuance had not been announced. To the extent that such rights, warrants or options are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights, warrants or options upon the exercise of such rights, warrants or options, the Conversion Rate shall be readjusted to such Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights, warrants or options been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate offering price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights, warrants or options and the value of such consideration (if other than cash, to be determined by the Board of Directors). If an adjustment to the Conversion Rate is required under this clause (iii), delivery of any additional shares of Common Stock that may be deliverable upon conversion as a result of an adjustment required under this clause (iii) shall be delayed to the extent necessary in order to complete the calculations provided in this clause (iii).

(iv) Debt or Asset Distributions. If the Corporation distributes to all or substantially all holders of shares of Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (i) of this Section 14(a), any rights, warrants or options referred to in clause (iii) of this Section 14(a), any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below) (such evidences of indebtedness, shares of capital stock, securities, cash or other assets, the “Distributed Property”), then the Conversion Rate in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0
SP0 – FMV

Where,

SP0 =	the Current Market Price per share of Common Stock on such date.

FMV =	the fair market value of the portion of the distribution applicable to one share of Common Stock as of the open of business on the Ex-Date for such distribution as determined by the Board of Directors.

Any increase made under the portion of this clause (iv) above shall become effective immediately after the open of business on the Ex-Date for such distribution. Notwithstanding the foregoing, if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive on conversion in respect of each share of Series C Preferred Stock held by such Holder, in addition to the number of shares of Common Stock (subject to Section 9(f)) to which such Holder is entitled to receive, the amount of Distributed Property such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Date for such distribution.

In a “spin-off,” where the Corporation makes a distribution to all or substantially all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such spin-off will be multiplied by the following fraction:

MP0 + MPS
MP0

Where,

MP0 =	the average of the Closing Prices of the Common Stock over the Valuation Period.

MPS =	the average of the Closing Prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over the 10 consecutive Trading Days commencing on and including the Ex-Date of the spin-off (the “Valuation Period”), or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

The adjustment to the Conversion Rate under the preceding paragraph shall be determined on the last Trading Day of the Valuation Period but shall be given effect at the open of business on the Ex-Date for such spin-off. Notwithstanding the foregoing, in respect of any conversion during the Valuation Period, references in the portion of this clause (iv) related to spin-offs to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Date of such spin-off to, but excluding, the Conversion Date in determining the Conversion Rate. In addition, if the Ex-Date for the spin-off is less than 10 consecutive Trading Days prior to, and including, the end of the Observation Period in respect of any conversion, references in the portion of this clause (iv) related to spin-offs to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Date for the spin-off to, and including, the last Trading Day of such Observation Period.

In the event that such distribution described in this clause (iv) is not so paid or made, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(v) Cash Distributions. If the Corporation makes a distribution consisting exclusively of cash to all or substantially all holders of the Common Stock, excluding (a) any regularly scheduled quarterly cash dividend on the Common Stock to the extent that the aggregate cash dividend per share of the Common Stock does not exceed $0.06 in any quarterly period (the “Dividend Threshold Amount”), (b) any cash that is distributed in a Reorganization Event or as part of a “spin-off” referred to in clause (iv) of this Section 14(a), (c) any dividend or distribution in connection with the Corporation’s liquidation, dissolution or winding-up, and (d) any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its subsidiaries, then in each event, the Conversion Rate in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0
SP0 – DIV

Where,

SP0 =	the average of the Closing Prices per share of Common Stock on each of the 10 consecutive Trading Days ending on, and including, the Trading Day immediately preceding the Ex-Date.

DIV =	the amount per share of Common Stock of the dividend or distribution, as determined pursuant to the following paragraph.

Any increase pursuant to this clause (v) shall become effective immediately after the open of business on the Ex-Date for such distribution. If an adjustment is required to be made as set forth in this clause (v) as a result of a distribution (1) that is a regularly scheduled quarterly dividend, such adjustment would be based on the amount by which such dividend exceeds the Dividend Threshold Amount or (2) that is not a regularly scheduled quarterly dividend, such adjustment would be based on the full amount of such distribution. The Dividend Threshold Amount is subject to adjustment on an inversely proportional basis whenever the Conversion Rate is adjusted; provided that no adjustment will be made to the Dividend Threshold Amount for any adjustment made to the Conversion Rate pursuant to this clause (v). In the event that any distribution described in this clause (v) is not so made, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such distribution, to the Conversion Rate which would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “DIV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive on conversion in respect of each share of Series C Preferred Stock held by such Holder, in addition to the number of shares of Common Stock (subject to Section 9(f)) to which such Holder is entitled to receive, the amount of cash such Holder would have received had such Holder owned a number of shares equal to the Conversion Rate on the Ex-Date for such distribution.

(vi) Self Tender Offers and Exchange Offers. If the Corporation or any of its subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Closing Prices per share of Common Stock on the 10 consecutive Trading Days commencing on, and including, the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Rate in effect at the close of business on such immediately succeeding Trading Day will be multiplied by the following fraction:

AC + (SP0×OS1)
OS0 × SP0

Where,

SP0 =	the average of the Closing Prices per share of Common Stock on the 10 consecutive Trading Days commencing on, and including, the Trading Day immediately succeeding the expiration of the tender or exchange offer.

OS0 =	the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.

OS1 =	the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer.

AC =	the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined by the Board of Directors.

The adjustment to the Conversion Rate under this clause (vi) shall be determined at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the expiration date of the tender or exchange offer but shall be given effect at the open of business on the Trading Day next succeeding such expiration date. Notwithstanding the foregoing, in respect of any conversion within the 10 Trading Days immediately following, and including, the Trading Day next succeeding any expiration date, references in this clause (vi) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between such expiration date and the Conversion Date in determining the Conversion Rate. In addition, if the Trading Day next succeeding the expiration date is less than 10 Trading Days prior to, and including, the end of the Observation Period in respect of any conversion, references in this clause (vi) to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date to, and including, the last Trading Day of such Observation Period. For the avoidance of doubt, no adjustment under this clause (vi) shall be made if such adjustment would result in a decrease in the Conversion Rate. In the event that the Corporation, or one of its subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation, or such subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded or otherwise effected, then the Conversion Rate shall be readjusted to be such Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made.

(vii) Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any shares of the Series C Preferred Stock, Holders will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to such Conversion Date, the rights have separated from the shares of Common Stock, in which case the Conversion Rate will be adjusted at the time of separation as if the Corporation had made a distribution to all holders of the Common Stock as described in clause (iv) of this Section 14(a), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(b) The Corporation may increase the Conversion Rate, in addition to any other increases required by this Section 14, by any amount for a period of at least 20 Business Days if the Board of Directors deems it to be in the best interests of the Corporation or otherwise advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason. The Corporation shall not take any action that would result in adjustment of the Conversion Rate, pursuant to the provisions described above, in such a manner as to result in the reduction of the Applicable Conversion Price to less than the par value per share of the Common Stock.

(c) All adjustments to the Conversion Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock. No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent thereof; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further, that on the Mandatory Conversion Date or any other Conversion Date (including, without limitation, any conversion in connection with a Fundamental Change pursuant to Section 11 or a Specified Corporate Event pursuant to Section 13), adjustments to the Conversion Rate will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(d) No adjustment to the Conversion Rate shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series C Preferred Stock, without having to convert the Series C Preferred Stock, as if they held the full number of shares of Common Stock into which a share of the Series C Preferred Stock may then be converted. If a Holder converts shares of Series C Preferred Stock, and shares of Common Stock are deliverable in respect of a given Trading Day in the relevant Observation Period and any distribution or transaction described in clauses (a)(i) through (a)(vii)

above has not yet resulted in an adjustment to the Conversion Rate on such Trading Day, and the shares of Common Stock a Holder would receive in respect of such Trading Day are not entitled to participate in the relevant distribution or transaction (because they were not held on the related Ex-Date or otherwise), then the Corporation will adjust the number of shares of Common Stock that it delivers to the Holder in respect of the relevant Trading Day to reflect the relevant distribution or transaction.

(e) The Applicable Conversion Rate shall not be adjusted:

(i) upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of the Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its subsidiaries;

(iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date shares of the Series C Preferred Stock were first issued;

(iv) for a change in the par value or no par value of the Common Stock; or

(v) for accrued and unpaid dividends on the Series C Preferred Stock.

(f) Whenever the Conversion Rate is to be adjusted in accordance with Section 14(a) or Section 14(b), the Corporation shall:

(i) compute the Conversion Rate in accordance with Section 14(a) or Section 14(b), taking into account the one percent threshold set forth in Section 14(c) hereof;

(ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Rate pursuant to Section 14(a) or Section 14(b), taking into account the one percent threshold set forth in Section 14(c) (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and

(iii) as soon as practicable following the determination of the revised Conversion Rate in accordance with Section 14(a) or Section 14(b), provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Rate was determined and setting forth the revised Conversion Rate.

The notices required in clauses (ii) and (iii) above may be combined to the extent applicable to give timely notice.

Section 15. Reorganization Events.

(a) In the event of:

(i) any consolidation or merger or other similar business combination of the Corporation with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Corporation or another Person;

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation, in each case pursuant to which the Common Stock will receive a distribution of cash, securities or other property of the Corporation or another Person;

(iii) any reclassification of the Common Stock into securities including securities other than the Common Stock; or

(iv) any statutory exchange of the outstanding shares of Common Stock for securities of another Person to the extent not set forth above;

(each of the foregoing events, a “Reorganization Event”), each share of Series C Preferred Stock outstanding immediately prior to such Reorganization Event will, without the consent of Holders, automatically become convertible into the kind and amount of securities, cash, and other property or assets that a holder (that was not the counterparty to the Reorganization Event or an affiliate of such other party) of a number of shares of Common Stock equal to the Conversion Rate per share of Series C Preferred Stock prior to such Reorganization Event would have owned or been entitled to receive upon such Reorganization Event (such securities, cash, and other property or assets, the “Reference Property,” with each “Unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock would have received); provided, however, that at and after the effective time of the Reorganization Event (A) the Corporation shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Series C Preferred Stock in accordance with Section 9(f), and (B) (I) any amount payable in cash upon conversion of the Series C Preferred Stock in accordance with Section 9(f) shall continue to be payable in cash, (II) any shares of Common Stock that the Corporation would have been required to deliver upon conversion of the Series C Preferred Stock in accordance with Section 9(f) shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock equal to the Conversion Rate would have been entitled to receive in such Merger Event, and (III) the Daily VWAP shall be calculated based on the value of a Unit of Reference Property.

(b) In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the Holders are entitled to receive shall be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of Common Stock that affirmatively make an election. The amount of Reference Property receivable upon conversion of any Series C Preferred Stock in accordance with Section 8, Section 10, Section 11, Section 12 or Section 13 shall be determined based upon the Conversion Rate in effect on such Conversion Date. If the Holders receive only cash in such Reorganization Event, then for all conversions that occur after the effective date of such Reorganization Event (x) the consideration due upon conversion of each share of Series C Preferred Stock shall be solely cash in an amount equal to the Applicable Conversion Rate on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 11 or Section 13), multiplied by the price paid per share of Common Stock in such Reorganization Event and (y) the Corporation shall satisfy the Conversion Obligation by paying cash to converting Holders on the third Business Day immediately following the Conversion Date.

(c) The above provisions of this Section 15 shall similarly apply to successive Reorganization Events and the provisions of Section 14 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(d) The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such Reorganization Event and of the kind and amount of the cash, securities or other property or assets that constitutes the Reference Property. Failure to deliver such notice shall not affect the operation of this Section 15.

Section 16. Voting Rights.

(a) The Holders of Series C Preferred Stock shall not have any voting rights, including the right to elect any directors, except as set forth in this Section 16 or as otherwise from time to time required by Puerto Rico law or the Certificate of Incorporation.

(b) So long as any shares of Series C Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by Puerto Rico law or by the Certificate of Incorporation, the affirmative vote or consent of the Holders of at least two-thirds of the shares of Series C Preferred Stock then outstanding, voting together as a single class, given in person or by proxy, either by vote at any meeting called for the purpose or, if permitted by the Certificate of Incorporation, in writing without a meeting, shall be necessary for effecting or validating any of the following actions, whether or not such approval is required by Puerto Rico law:

(i) Authorization of Senior Stock. Any amendment or alteration (including by means of a merger, consolidation or otherwise) of the Certificate of Incorporation or this Certificate of Designations to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any specific class or series of capital stock of the Corporation ranking senior to the Series C Preferred Stock with respect to either or both the payment of dividends or the distribution of assets on any liquidation, dissolution or winding-up of the Corporation;

(ii) Amendment of Series C Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation or this Certificate of Designations or the Corporation’s by-laws so as to significantly and adversely affect the special rights, preferences, privileges or voting powers of the Series C Preferred Stock, taken as a whole;

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series C Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, except that the Holders shall have no right to vote under this provision or under Puerto Rico law if (x) the shares of Series C Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, in each case, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or the Commonwealth of Puerto Rico and (y) such shares of Series C Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not less favorable to the Holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series C Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 16(b), (1) any increase in the amount of the Corporation’s authorized but unissued shares of preferred stock or any securities convertible into the preferred stock of the Corporation, (2) any increase in the amount of the Corporation’s authorized or issued Series C Preferred Stock, and (3) the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock of the Corporation or any securities convertible into the preferred stock of the Corporation ranking equally with or junior to the Series C Preferred Stock either or both with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the liquidation, dissolution or winding-up of the Corporation, will not be deemed to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series C Preferred Stock and, notwithstanding any provision of Puerto Rico law, Holders shall have no right to vote solely by reason of such an increase, creation or issuance.

The Series C Preferred Stock shall rank at least equally with any other series of the Corporation’s preferred stock that may be issued (except for any senior series that may be issued with the requisite consent of the Holders of the Series C Preferred Stock), and will rank senior to the shares of Common Stock and any other stock that ranks junior to the Series C Preferred Stock either or both with respect to the payment of dividends and/or the distributions of assets upon liquidation, dissolution or winding-up of the Corporation.

(c) Change for Clarification. Without the consent of the Holders of the Series C Preferred Stock, so long as such action does not adversely affect the special rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, and to the extent permitted by law, of the Series C Preferred Stock, the Corporation may amend, alter, supplement or repeal any terms of the Series C Preferred Stock:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations that may be ambiguous, defective or inconsistent;

(ii) to make any provision with respect to matters or questions relating to the Series C Preferred Stock that is not inconsistent with the provisions of this Certificate of Designations;

or

(iii) add covenants for the benefit of the Holders or surrender any right or power conferred upon the Corporation in this Certificate of Designations.

(d) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the Holders of Series C Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Corporation’s by-laws, applicable law and any national securities exchange or other trading facility, if any, on which the Series C Preferred Stock is listed or traded at the time. Whether the vote or consent of the Holders of a plurality, majority or other portion of the shares of Series C Preferred Stock has been cast or given on any matter on which the Holders of shares of Series C Preferred Stock are entitled to vote shall be determined by the Corporation by reference to the $1,000 per share liquidation preference amounts of the Series C Preferred Stock voted or covered by the consent.

(e) Notwithstanding the foregoing, Holders shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series C Preferred Stock shall have been converted into shares of Common Stock.

Section 17. Fractional Shares.

(a) The Corporation shall not issue any fractional share of Common Stock upon conversion of the Series C Preferred Stock and shall instead pay an amount in cash (computed to the nearest cent) in lieu of any fractional share of Common Stock issuable upon conversion based on the Daily VWAP on the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP on the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each share of Series C Preferred Stock surrendered for conversion, if the Corporation has elected Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the applicable Observation Period and any fractional shares remaining after such computation shall be paid in cash.

(b) If more than one share of the Series C Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series C Preferred Stock so surrendered.

Section 18. Reservation of Common Stock.

(a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares of Common Stock acquired by the Corporation, solely for issuance upon the conversion of shares of Series C Preferred Stock as provided in this Certificate of Designations, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series C Preferred Stock then outstanding, assuming that the Applicable Conversion Price equaled the Base Price. For purposes of this Section 18(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series C Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) All shares of Common Stock delivered upon conversion of the Series C Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable.

Section 19. Additional Dividends.

(a) If, at any time during the six-month period beginning on, and including, the date which is six months after the issuance of the Series C Preferred Stock, the Corporation fails to timely file any document or report that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or the Series C Preferred Stock is not otherwise freely tradable by Holders other than the Corporation’s Affiliates (as a result of restrictions pursuant to U.S. securities law or the terms of the Series C Preferred Stock), the dividend rate per annum on the Series C Preferred Stock will increase by a rate of 0.25% per annum for each day during such period for which such failure to file has occurred and is continuing or the Series C Preferred Stock is not so freely tradable. If a failure to file has occurred and is continuing or the Series C Preferred Stock remains not freely tradable by Holders other than the Corporation’s Affiliates for a period of 90 calendar days, the dividend rate per annum on the Series C Preferred Stock will increase by an additional 0.25% per annum for each day during such six-month period from such 90th day for which the Corporation’s failure to file has occurred and is continuing or the Series C Preferred Stock is not so freely tradable.

(b) If, and for so long as, the restrictive legend on the Series C Preferred Stock has not been removed or the Series C Preferred Stock is not otherwise freely tradable by Holders other than the Corporation’s Affiliates (without restrictions pursuant to U.S. securities law or the terms of the Series C Preferred Stock) as of the 365th day after the date of original issuance of the Series C Preferred Stock, the dividend rate per annum on the Series C Preferred Stock will increase by a rate of 0.50% per annum for each day during such period until such restrictive legend is removed and the Series C Preferred Stock is freely tradable as described above.

(c) Subject to the increase in the dividend rate described in Section 13(a)(ii), in no event will the dividend rate per annum on the Series C Preferred Stock increase by more than 0.50% per annum as compared to the initial dividend rate as described in Section 4(c).

Section 20. Transfer Agent, Registrar, Paying Agent and Conversion Agent. The duly appointed Transfer Agent, Registrar, paying agent and Conversion Agent for the Series C Preferred Stock shall initially be American Stock Transfer & Trust Company, LLC. The Corporation may, in its sole discretion, remove the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.

Section 21. Certificates.

(a) Series C Preferred Stock.

(i) Form and Dating. The Series C Preferred Stock and the Transfer Agent’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designations. The Series C Preferred Stock certificates may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). Each Series C Preferred Stock certificate shall be dated the date of its authentication. The terms of the Series C Preferred Stock certificate set forth in Exhibit A are part of the terms of this Certificate of Designations.

(A) Global Securities. So long as the Securities are eligible for book-entry settlement with the Depositary, unless otherwise required by law and except as provided by paragraph (a)(iii)(B), all Securities shall be represented by one or more Securities in fully registered global form with the global securities legend set forth in Exhibit A hereto (each a “Global Security”), which shall be deposited on behalf of the purchasers represented thereby with the Transfer Agent, as custodian for DTC (or with such other custodian as DTC or the Corporation may direct), and registered in the name of DTC or a nominee of DTC, duly executed by the Corporation and authenticated by the Transfer Agent as hereinafter provided. The aggregate amount of outstanding Securities represented by a Global Security may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and DTC or its nominee as hereinafter provided.

(B) Book-Entry Provisions. In the event a Global Security is to be deposited with or on behalf of DTC, the Corporation shall execute and the Transfer Agent shall authenticate and deliver initially one or more Global

Securities that (1) shall be registered in the name of DTC as Depositary for such Global Security or the nominee of DTC and (2) shall be delivered by the Transfer Agent to DTC or pursuant to DTC’s instructions or held by the Transfer Agent as custodian for DTC.

Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Certificate of Designations with respect to any Global Security held on their behalf by DTC or by the Transfer Agent as the custodian of DTC or under such Global Security, and DTC may be treated by the Corporation, the Transfer Agent and any agent of the Corporation or the Transfer Agent as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Transfer Agent or any agent of the Corporation or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(C) Certificated Securities. Except as provided in paragraph (a)(iii)(B), owners of beneficial interests in a Global Security will not be entitled to receive physical delivery of Securities in fully registered certificated form (each a “Certificated Security”).

(ii) Execution and Authentication of Series C Preferred Stock.

(A) Two Officers shall sign each Series C Preferred Stock certificate for the Corporation by manual or facsimile signature.

(B) If an Officer whose signature is on a Series C Preferred Stock certificate no longer holds that office at the time the Transfer Agent authenticates the Series C Preferred Stock certificate, the Series C Preferred Stock certificate shall be valid nevertheless.

(C) A Series C Preferred Stock certificate shall not be valid until an authorized signatory of the Transfer Agent signs the certificate of authentication on the Series C Preferred Stock certificate. The signature shall be conclusive evidence that the Series C Preferred Stock certificate has been authenticated under this Certificate of Designations.

(D) The Transfer Agent shall authenticate and deliver Series C Preferred Stock certificates for up to 84,000 shares of Series C Preferred Stock for original issue upon a written order of the Corporation signed by two Officers of the Corporation. Such order shall specify the number of shares of Series C Preferred Stock to be authenticated and the date on which the original issue of Series C Preferred Stock is to be authenticated.

(E) The Transfer Agent may appoint an authenticating agent

reasonably acceptable to the Corporation to authenticate the certificates for Series C Preferred Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate certificates for the Securities whenever the Transfer Agent may do so. Each reference in this Certificate of Designations to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.

(iii) Transfer and Exchange.

(A) Transfer and Exchange of Global Security. The transfer and exchange of a Global Security or beneficial interests therein shall be effected through DTC, in accordance with this Certificate of Designations (including applicable restrictions on transfer set forth herein, if any) and the procedures of DTC therefor.

(B) Certificated Securities. If at any time:

(1) DTC notifies the Corporation that DTC is unwilling or unable to continue as Depositary for a Global Security and a successor Depositary for such Global Security, is not appointed by the Corporation within 90 days after delivery of such notice; or

(2) DTC ceases to be a clearing agency registered under the Exchange Act and a successor Depositary for a Global Security is not appointed by the Corporation within 90 days,

then the Corporation will execute, and the Transfer Agent, upon receipt of a written order of the Corporation signed by two Officers of the Corporation requesting the authentication and delivery of Certificated Securities to the Persons designated by the Corporation, will authenticate and deliver Certificated Securities equal to the aggregate amount of Securities represented by the Global Security, in exchange for such Global Security, and upon delivery of the Global Security to the Transfer Agent such Global Security shall be cancelled.

(C) Restrictions on Transfer and Exchange of Global Security.

(1) Notwithstanding any other provisions of this Certificate of Designations (other than the provisions set forth in paragraph (a)(iii)(B)), a Global Security may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(2) In the event that a Global Security is exchanged for Certificated Securities pursuant to paragraph (a)(iii)(B), such Certificated Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 21(a) (including the certification requirements set forth in the Exhibits to this Certificate of Designations intended to ensure that such transfers comply with Rule 144A or Regulation S or such other available exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Corporation.

(D) Legend.

(1) Until the date (the “Resale Restriction Termination Date”) (I) that is at least one year after the last date of original issuance of the Series C Preferred Stock, and (II) on which the Corporation instructs the Transfer Agent in writing that the legend (as described below) on the Global Securities or Certificated Securities, as applicable, shall be deemed removed from such certificates in accordance with the procedures described herein, any such Global Security or Certificated Security (and all securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (unless such certificates have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, pursuant to the exemption from registration provided by Rule 144, or unless otherwise agreed by the Corporation in writing, with notice thereof to the Transfer Agent):

“THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND ANY SECURITY ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN AVAILABLE EXEMPTION THEREFROM.

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE CORPORATION THAT PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW) (A) THIS SECURITY AND ANY SECURITY ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE CORPORATION OR ANY SUBSIDIARY THEREOF, (II) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN

ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (IV) ABOVE, THE CORPORATION AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS, OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR RULE 904 OF REGULATION S THEREUNDER.

THE RESALE RESTRICTION TERMINATION DATE WILL BE THE DATE (1) THAT IS AT LEAST ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE SERIES C PREFERRED STOCK; AND (2) ON WHICH THE CORPORATION INSTRUCTS THE TRANSFER AGENT THAT THIS LEGEND SHALL BE DEEMED REMOVED FROM THIS SECURITY, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE CERTIFICATE OF DESIGNATATIONS RELATING TO THIS SECURITY.

THE CORPORATION’S CERTIFICATE OF INCORPORATION, AS AMENDED, AUTHORIZES IT TO ISSUE MORE THAN ONE CLASS OF STOCK, WHICH MAY BE ISSUED IN ONE OR MORE SERIES. THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER UPON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF THE SHARES EVIDENCED BY THIS CERTIFICATE AND OF EACH OTHER CLASS OR SERIES OF STOCK THE CORPORATION IS AUTHORIZED TO ISSUE, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES OR RIGHTS. ANY SUCH REQUEST SHOULD MADE TO THE SECRETARY OF THE CORPORATION.”

(2) The Corporation may cause the removal of the restrictive legend described in paragraph (D) (other than the last paragraph thereof) at any time on or after the Resale Restriction Termination Date by: (I) instructing the Transfer Agent in writing to remove the restrictive legend from any Global Security or Certificated Security (such writing to be substantially in the form of Exhibit D hereto), and (II) complying with any applicable procedures for delegending or otherwise exchanging any such certificate for a certificate not bearing such restrictive legend (including DTC’s mandatory exchange process, if applicable); whereupon the restrictive legend described in paragraph (D) (other than the last paragraph thereof) shall be deemed removed from any certificates and there shall be no requirement that any certificates delivered upon transfer or conversion into Common Stock bear such legend, in each case without any further action on the part of the Holder. Any certificate evidencing a Global Security or Certificated Security (or any security issued in exchange or substitution therefor) as to which the restrictions on transfer described in paragraph (D) above shall have expired in accordance with their terms may, upon surrender of such certificate for exchange to the Transfer Agent in accordance with the provisions of this Section 21, be exchanged for a new certificate, of like aggregate liquidation amount, which shall not bear the restrictive legend required by paragraph (D) above. The Corporation shall also notify the Transfer Agent promptly after a registration statement with respect to the Securities has been declared or become effective under the Securities Act and thereafter take such steps as necessary to remove the restrictive legend described in paragraph (D) (other than the last paragraph thereof).

(3) Notwithstanding the foregoing, in lieu of the restrictive legend being deemed removed from a Global Security or Certificated Security, as applicable, and the unrestricted CUSIP (as described below) specified therein being substituted for the restrictive CUSIP (as described below) thereon, the Corporation may provide the Transfer Agent with a new certificate that does not bear the restrictive legend provided in paragraph (1) and that bears the unrestricted CUSIP, and the Transfer Agent shall continue to reflect such portion of the Series C Preferred Stock as the Corporation may direct on a certificate that includes the restrictive legend provided in paragraph (1) and the restrictive CUSIP or on a new certificate that bears such restrictive legend and the restrictive CUSIP as such legends may be modified by the Corporation to delete references to the Resale Restriction Termination Date or otherwise as may be appropriate.

(iv) CUSIP Numbers. The Corporation in issuing the Series C Preferred Stock or Common Stock issuable in respect of the conversion of the Series C Preferred Stock may use “CUSIP” numbers (if then generally in use), and, if so, the Transfer Agent shall use “CUSIP” numbers in all notices issued to Holders as a convenience to them; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the certificates evidencing shares of the Series C Preferred Stock or the Common Stock issuable in respect of the conversion of the Series C Preferred Stock, or on such notice and that reliance may be placed only on the other identification numbers printed on such certificates. The Corporation will promptly notify the Transfer Agent in writing of any change in the “CUSIP” numbers. Until such time as the Corporation notifies the Transfer Agent to remove the restrictive legend as set forth in paragraph (a)(iii)(D) above from the certificates or a transfer of the certificates that permits removal of the restrictive legend is otherwise made pursuant to the terms hereof, the restrictive CUSIP will be the CUSIP number for the certificates. At such time as the Corporation notifies the Transfer Agent to remove the restrictive legend as set forth in paragraph (a)(iii)(D) from the certificates, such legend shall be deemed removed from any Global Securities and any Certificated Securities and an unrestricted CUSIP number for the certificates, as provided therein, shall be deemed to be the CUSIP number for such certificates.

(v) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for a Certificated Security, converted or canceled, such Global Security shall be returned to the Transfer Agent for cancellation and cancelled. At any time prior to such cancellation, if any beneficial interest in such Global Security is exchanged for a Certificated Security, converted or canceled, the aggregate amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Transfer Agent with respect to such Global Security, by the Transfer Agent or DTC, in accordance with the standing instruction and procedures between DTC and the Transfer Agent, to reflect such reduction.

(vi) Obligations with Respect to Transfers and Exchanges of Series C Preferred Stock.

(A) To permit registrations of transfers and exchanges, the Corporation shall execute and the Transfer Agent shall authenticate Certificated Securities and Global Securities as required pursuant to the provisions of this Section 21(a).

(B) All Certificated Securities and Global Securities issued upon any registration of transfer or exchange of Certificated Securities or Global Securities shall be the valid obligations of the Corporation, entitled to the same benefits under this Certificate of Designations as the Certificated Security or Global Security surrendered upon such registration of transfer or exchange.

(C) Prior to due presentment for registration of transfer of any Securities, the Transfer Agent and the Corporation may deem and treat the Person in whose name such Securities are registered as the absolute owner of such Securities and neither the Transfer Agent nor the Corporation shall be affected by notice to the contrary.

(D) No service charge shall be made to a Holder for any registration of transfer or exchange upon surrender of any Securities at the office of the Transfer Agent maintained for that purpose. However, pursuant to Section 23(b), the Corporation may, in certain circumstances, require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities.

(vii) No Obligation of the Transfer Agent.

(A) The Transfer Agent shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in DTC or any other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Series C Preferred Stock or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice or the payment of any amount, under or with respect to such Global Security. All notices and communications to be given to the Holders and all payments to be made to Holders under the Series C Preferred Stock shall be given or made only to the Holders (which shall be DTC or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Transfer Agent may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

(B) The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Certificate of Designations or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among DTC participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Certificate of Designations, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(viii) Replacement Certificates. If a mutilated Series C Preferred Stock certificate is surrendered to the Transfer Agent or if the Holder of a Series C Preferred Stock certificate claims that the Series C Preferred Stock certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue and the Transfer Agent shall countersign a replacement Series C Preferred Stock certificate if the reasonable requirements of the Transfer Agent are met. If required by the Transfer Agent or the Corporation, such Holder shall furnish an indemnity bond sufficient in the reasonable judgment of the Corporation and the Transfer Agent to protect the Corporation and the Transfer Agent from any loss which either of them may suffer if a Series C Preferred Stock certificates replaced. The Corporation and the Transfer Agent may charge the Holder for their expenses in replacing a Series C Preferred Stock certificate.

(ix) Temporary Certificates. Until definitive Security certificates are ready for delivery, the Corporation may prepare and the Transfer Agent shall countersign temporary Security certificates. Temporary certificates shall be substantially in the form of certificates but may have variations that the Corporation considers appropriate for temporary certificates. Without unreasonable delay, the Corporation shall prepare and the Transfer Agent shall countersign definitive certificates and deliver them in exchange for temporary certificates.

(x) Cancellation.

(A) In the event the Corporation shall purchase or otherwise acquire a Certificated Security, the same shall thereupon be delivered to the Transfer Agent for cancellation.

(B) At such time as all beneficial interests in a Global Security have either been exchanged for a Certificated Security, converted, repurchased or canceled, such Global Security shall thereupon be delivered to the Transfer Agent for cancellation.

(C) The Transfer Agent and no one else shall cancel and destroy all Security certificates surrendered for transfer, exchange, replacement or cancellation and deliver a certificate of such destruction to the Corporation unless the Corporation directs the Transfer Agent to deliver cancelled certificates to the Corporation. The Corporation may not issue new certificates to replace certificates to the extent they evidence Securities which the Corporation has purchased or otherwise acquired. The Corporation shall replace any mutilated Security certificates at the Holder’s expense upon surrender of that certificate to the Registrar.

(xi) Mandatory Conversion Date. The Corporation shall not be required to issue any certificates representing the Series C Preferred Stock on or after any applicable Conversion Date or Mandatory Conversion Date. In place of the delivery of a replacement certificate following any applicable Conversion Date or Mandatory Conversion Date, the Registrar, upon delivery of the evidence and indemnity described in paragraph (a)(viii), shall deliver the shares of Common Stock pursuant to the terms of the Series C Preferred Stock formerly evidenced by the certificate.

(b) Common Stock

(i) Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of Series C Preferred Stock (each a “Common Stock Certificate”) (and all securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (unless such certificates have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or pursuant to the exemption from registration provided by Rule 144, or such Common Stock has been issued upon conversion of Series C Preferred Stock that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or pursuant to the exemption from registration provided by Rule 144, or unless otherwise agreed by the Corporation in writing, with notice thereof to the Transfer Agent):

“THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN AVAILABLE EXEMPTION THEREFROM.

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE CORPORATION THAT PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW) (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE CORPORATION OR ANY SUBSIDIARY THEREOF, (II) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (IV) ABOVE, THE CORPORATION AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS, OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN

COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR RULE 904 OF REGULATION S THEREUNDER.

THE RESALE RESTRICTION TERMINATION DATE WILL BE THE DATE (1) THAT IS AT LEAST ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE SERIES C PREFERRED STOCK; AND (2) ON WHICH THE CORPORATION INSTRUCTS THE TRANSFER AGENT THAT THIS LEGEND SHALL BE DEEMED REMOVED FROM THIS SECURITY, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE CERTIFICATE OF DESIGNATATIONS RELATING TO THIS SECURITY.”

(ii) The Corporation may cause the removal of the restrictive legend described in paragraph (c)(i) at any time on or after the Resale Restriction Termination Date by: (A) instructing the Transfer Agent in writing to remove the restrictive legend from such Common Stock Certificate (such writing to be substantially in the form of Exhibit D hereto) and notifying the Transfer Agent to change the CUSIP number for the Common Stock issued upon conversion of the Series C Preferred Stock to CUSIP number 68618W100 (the “Unrestricted Stock CUSIP” for the Common Stock) and (B) complying with any applicable procedures for delegending or otherwise exchanging any such certificate for a certificate not bearing such restrictive legend (including DTC’s mandatory exchange process, if applicable); whereupon (i) the restrictive legend described in paragraph (c)(i) shall be deemed removed from any Common Stock Certificates and there shall be no requirement that any certificates delivered upon transfer or conversion into Common Stock bear such legend, and (ii) the restricted stock CUSIP will be deemed removed from each such share of Common Stock and deemed replaced with the Unrestricted Stock CUSIP, in each case without any further action on the part of the Holder. Thereafter, any shares of Common Stock issued upon conversion of the Securities will be assigned the Unrestricted Stock CUSIP and will not bear the legend described in paragraph c(i). Any Common Stock Certificate (or any security issued in exchange or substitution therefor) as to which the restrictions on transfer described in paragraph (c)(i) above shall have expired in accordance with their terms may, upon surrender of such certificate for exchange to the Transfer Agent, be exchanged for a new certificate, for the same number of shares, which shall not bear the restrictive legend required by paragraph (c)(i) above. The Corporation shall also notify the Transfer Agent promptly after a registration statement with respect to the Common Stock issued on conversion of the Series C Preferred Stock has been declared or become effective under the Securities Act and thereafter take such steps as necessary to remove the restrictive legend described in paragraph (c)(i).

(iii) Changes to Rule 144. Notwithstanding any provision of this Section 21 to the contrary, in the event Rule 144 as promulgated under the Securities Act (or any successor rule) is amended to change the one-year holding period in paragraph (b)(1) thereunder (or the corresponding period under any successor rule), from and after receipt by the Transfer Agent of the Officers’ Certificate and Opinion of Counsel provided for in this paragraph, (A) each reference in paragraph (a)(iii)(D) and paragraph (c)(i) to “one year” and in the restrictive legend set forth in such paragraph to “ONE YEAR” shall be deemed for all purposes hereof to be references to such changed period and (B) all corresponding references in the certificates (including the definition of Resale Restriction Termination Date) and the restrictive legends thereon shall be deemed for all purposes hereof to be references to such changed period, provided that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws, or are not applicable to the Series C Preferred Stock or the Common Stock issued upon conversion of Series C Preferred Stock. The provisions of this paragraph will not be effective until such time as an opinion of counsel and Officers’ Certificate or other evidence reasonably satisfactory to the Transfer Agent as to the compliance with then-applicable federal securities law have been received by the Transfer Agent. This paragraph shall apply to successive amendments to Rule 144 (or any successor rule) changing the holding period thereunder.

Section 22. Share Cap. The Corporation will not seek shareholder approval to allow it to issue Common Stock upon conversion in excess of the limitations set forth in Sections 312.03(c)(1) and (c)(2) of the NYSE Listed Company Manual as a result of events described in Section 14 unless such approval would also allow the Corporation to issue Common Stock upon the occurrence of a Fundamental Change or a Specified Corporate Event.

Section 23. Miscellaneous.

(a) All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: (i) if to the Corporation, to the principal executive office of the Corporation or to the Transfer Agent at its principal office in the United States of America at 6201 15th Avenue Brooklyn, NY 11219, Attention: Relationship Manager, or other agent of the Corporation designated as permitted by this Certificate of Designations, or (ii) if to any Holder or holder of shares of Common Stock, as the case may be, to such Holder or holder at the address of such Holder or holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series C Preferred Stock or the Common Stock, as the case may be), or (iii) to such other address as the Corporation or any such Holder or holder, as the case may be, shall have designated by notice similarly given.

(b) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series C Preferred Stock or shares of Common Stock or other securities issued on account of Series C Preferred

Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series C Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series C Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(c) All payments on the shares of Series C Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by applicable law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the Holders thereof.

(d) No share of Series C Preferred Stock shall have any rights of preemption whatsoever under this Certificate of Designations as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated issued or granted.

(e) The shares of Series C Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

[SIGNATURE PAGE FOLLOWS]

RESOLVED, that all actions taken by the officers and directors of the Corporation or any of them in connection with the foregoing resolutions through the date hereof be, and they hereby are, ratified and approved.

IN WITNESS WHEREOF, ORIENTAL FINANCIAL GROUP INC. has caused this certificate to be signed by Carlos O. Souffront, as Secretary of the Board of Directors, this 29th day of June, 2012.

ORIENTAL FINANCIAL GROUP INC.

By:	/s/ Carlos O. Souffront
	Name:	Carlos O. Souffront
	Title:	Secretary of the Board of Directors

EXHIBIT A

FORM OF SERIES C PREFERRED STOCK

FACE OF SECURITY

[THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND ANY SECURITY ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN AVAILABLE EXEMPTION THEREFROM.

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE CORPORATION THAT PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW) (A) THIS SECURITY AND ANY SECURITY ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE CORPORATION OR ANY SUBSIDIARY THEREOF, (II) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (IV) ABOVE, THE CORPORATION AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS, OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR RULE 904 OF REGULATION S THEREUNDER.

THE RESALE RESTRICTION TERMINATION DATE WILL BE THE DATE (1) THAT IS AT LEAST ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE SERIES C PREFERRED

STOCK; AND (2) ON WHICH THE CORPORATION INSTRUCTS THE TRANSFER AGENT THAT THIS LEGEND SHALL BE DEEMED REMOVED FROM THIS SECURITY, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE CERTIFICATE OF DESIGNATIONS RELATING TO THIS SECURITY.

THE CORPORATION’S CERTIFICATE OF INCORPORATION, AS AMENDED, AUTHORIZES IT TO ISSUE MORE THAN ONE CLASS OF STOCK WHICH MAY BE ISSUED IN ONE OR MORE SERIES. THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER UPON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF THE SHARES EVIDENCED BY THIS CERTIFICATE AND OF EACH OTHER CLASS OR SERIES OF STOCK WHICH THE CORPORATION IS AUTHORIZED TO ISSUE, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES OR RIGHTS. ANY SUCH REQUEST SHOULD MADE WITH THE SECRETARY OF THE CORPORATION.]1

THE CORPORATION’S CERTIFICATE OF INCORPORATION, AS AMENDED, AUTHORIZES IT TO ISSUE MORE THAN ONE CLASS OF STOCK WHICH MAY BE ISSUED IN ONE OR MORE SERIES. THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER UPON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF THE SHARES EVIDENCED BY THIS CERTIFICATE AND OF EACH OTHER CLASS OR SERIES OF STOCK WHICH THE CORPORATION IS AUTHORIZED TO ISSUE, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES OR RIGHTS. ANY SUCH REQUEST SHOULD MADE WITH THE SECRETARY OF THE CORPORATION.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN

ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS REFERRED TO BELOW.]2

[1]	Include bracketed language for certificates evidencing restricted securities. This legend above shall be deemed removed from the face of this Security without further action of the Corporation, the Transfer Agent, or the holders of this Security at such time as the Corporation instructs the Transfer Agent to remove such legend pursuant to Section 21(c)(vii) of the Certificate of Designations.
[2]	Include bracketed language for certificates evidencing Global Preferred Stock. Such legend should remain on any certificate evidencing Global Preferred Stock even after the restricted legend above has been removed or deemed removed.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Certificate Number [    ]

Number of shares of

Series C Preferred Stock

[            ]

CUSIP NO.: [            ]3

Date of Issuance:

8.750%Non-Cumulative Convertible Perpetual Preferred Stock, Series C (par value $1.00)

(liquidation preference $1,000 per share of Series C Preferred Stock)

of

Oriental Financial Group Inc.

Oriental Financial Group Inc., a financial holding company and corporation organized in the Commonwealth of Puerto Rico (the “Corporation”), hereby certifies that [                    ] (the “Holder”) is the registered owner of [                    ] fully paid and non-assessable preferred securities of the Corporation designated the 8.750% Non-Cumulative Convertible Perpetual Preferred Stock, Series C (the “Series C Preferred Stock”). The shares of Series C Preferred Stock are transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series C Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations dated [                    ], 2012, as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Corporation will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to select provisions of the Series C Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

[3]	Subject to the terms and conditions of the Certificate of Designations, at such time as the Corporation notifies the Transfer Agent to remove the restrictive legend pursuant to Section 21(c)(vii) of the Certificate of Designations, the CUSIP number for this Security shall be deemed to be CUSIP No. [ ].

Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed in accordance with the provisions of the Certificate of Designations, these shares of Series C Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Corporation has executed this certificate this      day of             .

ORIENTAL FINANCIAL GROUP INC.

By:

Name:

Title:

By:

Name:

Title:

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

These are shares of the Series C Preferred Stock referred to in the within-mentioned Certificate of Designations.

Dated:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Transfer Agent,

By:

Authorized Signatory

REVERSE OF SECURITY

8.750%Non-Cumulative Convertible Perpetual Preferred Stock, Series C (par value $1.00)

(liquidation preference $1,000 per share of Series C Preferred Stock)

of

Oriental Financial Group Inc.

Dividends on each share of Series C Preferred Stock shall be payable at a rate per annum set forth on the face hereof or as provided in the Certificate of Designations.

The shares of Series C Preferred Stock shall be convertible into the Corporation’s Common Stock in the manner and according to the terms set forth in the Certificate of Designations.

The Corporation will furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of its stock and the qualifications, limitations or restrictions of such preferences and/or rights.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series C Preferred Stock evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of Series C Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Series C Preferred Stock certificate)

Signature Guarantee:[1]

[1]

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

EXHIBIT B

NOTICE OF CONVERSION

(To be Executed by the Holder in order to Convert the Series C Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) shares of 8.750% Non-Cumulative Convertible Perpetual Preferred Stock, Series C (the “Series C Preferred Stock”), represented by stock certificate No(s).              (the “Preferred Stock Certificates”) into shares of common stock (“Common Stock”) of Oriental Financial Group Inc. (the “Corporation”) according to the conditions of the Certificate of Designations of the Series C Preferred Stock (the “Certificate of Designations”), as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith the Series C Preferred Stock Certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Series C Preferred Stock Certificate (or evidence of loss, theft or destruction thereof) is attached hereto.

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon Conversion of the Series C Preferred Stock shall be made either in compliance with the registration requirements of the the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to any available exemption from registration under the Securities Act.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion*:

Applicable Conversion Price:

Number of shares of Series C Preferred Stock to be

Converted:

Signature:

Name:

Address:**

Fax No.:

*	The Corporation is not required to issue shares of Common Stock until the original Series C Preferred Stock certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent. The Corporation shall issue and deliver shares of Common Stock to an overnight courier not later than three Business Days following receipt of the original Series C Preferred Stock certificate(s) to be converted.
**	Address where shares of Common Stock and any other payments or certificates shall be sent by the Corporation.

B-1

EXHIBIT C

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER OF SERIES C PREFERRED STOCK

Re:	8.750% Non-Cumulative Convertible Perpetual Preferred Stock, Series C (the “Series C Preferred Stock”) of Oriental Financial Group Inc. (the “Corporation”)

This Certificate relates to                  shares of Series C Preferred Stock held by                      (the “Transferor”).

The Transferor has requested the Transfer Agent by written order to exchange or register the transfer of Series C Preferred Stock. In connection with such request and in respect of such Series C Preferred Stock, the Transferor does hereby certify that the Transferor is familiar with the Certificate of Designations relating to the above-captioned Series C Preferred Stock and, if such request to a transfer occurring prior to the Resale Restriction Termination Date, as defined in the Certificate of Designations, that the transfer of this Series C Preferred Stock does not require registration under the Securities Act of 1933, as amended (the “Securities Act”) because */:

1.    ☐    Such Series C Preferred Stock is being acquired for the Transferor’s own account without transfer.

2.    ☐    Such Series C Preferred Stock is being transferred to the Corporation or a Subsidiary thereof.

3.    ☐    Such Series C Preferred Stock is being transferred in the United States to a qualified institutional buyer (as defined in Rule 144A under the Securities Act), in a transaction complying with Rule 144A under the Securities Act.

4.    ☐    Such Series C Preferred Stock is being transferred outside the United States in an offshore transaction complying with Rule 904 of Regulation S under the Securities Act.

5.    ☐    Such Series C Preferred Stock is being transferred pursuant to an exemption from registration under the Securities Act provided by Rule 144 thererunder (if available).

6.    ☐    Such Series C Preferred Stock is being transferred in reliance on and in compliance with another available exemption from the registration requirements of the Securities Act.

7.    ☐    Such Series C Preferred Stock is being transferred pursuant to an effective registration statement under the Securities Act.

Unless one of the boxes is checked, the Transfer Agent will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5) or (6) is checked, the Transfer Agent shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other evidence as may reasonably be required in order to determine that such transfer is being made in compliance with the Securities Act and applicable State securities laws.

C-1

Date:

Signature:

(Sign exactly as your name appears on the other side of this Series C Preferred Stock certificate)

Signature Guarantee:[1]

*/	Please check applicable box.

[1]	(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

C-2

EXHIBIT D

FORM OF CERTIFICATE OF FREE TRANSFERABILITY

CUSIPs: 68618W 407

68618W506

Dear Sir/Madam:

Whereas the 8.750% Non-Cumulative Convertible Perpetual Preferred Stock, Series C (the “Series C Preferred Stock”) have become freely tradable without restrictions by non-Affiliates of Oriental Financial Group, Inc. (the “Corporation”) pursuant to Rule 144 under the Securities Act of 1933, as amended, in accordance with Section 21(c)(vii) of the certificate of designations dated as of [            ], 2012, as the same may be amended from time to time (the “Certificate of Designations”) pursuant to which the Series C Preferred Stock were issued, the Corporation hereby instructs you that:

(i)	the restrictive legends described in Section 21(a)(iii)(D) of the Certificate of Designations and set forth on the certificates evidencing the Global Preferred Stock and the Certificated Preferred Stock shall be deemed removed from such certificates, in accordance with the terms and conditions of the Series C Preferred Stock and as provided in the Certificate of Designations, without further action on the part of holders;

(ii)	the restricted CUSIP number for the certificates evidencing the Global Preferred Stock and Certificated Preferred Stock shall be deemed removed from such certificates and replaced with the unrestricted CUSIP number set forth therein, in accordance with the terms and conditions of the Series C Preferred Stock and as provided in the Certificate of Designations, without further action on the part of holders;

(iii)	any shares of Common Stock issued upon conversion of the Series C Preferred Stock (A) shall be issued without the restrictive legends described in Section 21(b)(i) of the Certificate of Designations and (B) will be assigned the Unrestricted Stock CUSIP and

(iv)	(A) the restricted legends described in Section 21(c)(i) will be deemed removed from any shares of Common Stock previously issued upon conversion of the Series C Preferred Stock, and (B) the restricted stock CUSIP thereon shall be deemed removed from such shares of Common Stock and replaced with the Unrestricted Stock CUSIP.

Capitalized terms used but not defined herein shall have the meanings set forth in the Certificate of Designations.

D-1

Very truly yours,

ORIENTAL FINANCIAL GROUP, INC.

By:

Name:
Title*:

*	The signatory must be one of the Officers authorized by the Certificate of Designations to sign this certificate.

D-2